Exhibit 99.1

Press Release

SANTANDER BANK, N.A. ANNOUNCES

CASH TENDER OFFER FOR ANY AND ALL OF ITS

8.750% SUBORDINATED NOTES DUE 2018

BOSTON, October 11, 2017 – Santander Bank, N.A. (the “Bank”), a wholly-owned subsidiary of Santander Holdings USA, Inc. (“SHUSA”), today announced the commencement of a cash tender offer (the “Offer”) for any and all of its outstanding 8.750% Subordinated Notes Due 2018 (the “Notes”) at the purchase price indicated below:

Security	CUSIP	Outstanding Principal Amount	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread	Hypothetical Purchase Price(2)
8.750% Subordinated Notes Due 2018	84603MXU5	$500,000,000	1.000% UST due May 31, 2018	FIT3	+25 bps	$1,043.89

(1)	The page on Bloomberg from which Barclays Capital Inc. will quote the bid-side prices of the Reference U.S. Treasury Security specified in the table above.
(2)	Per $1,000 principal amount of Notes, plus accrued and unpaid distributions from the last payment date to, but not including, the Payment Date (as defined below) for the Notes purchased pursuant to the Offer. Hypothetical Purchase Price calculated on the basis of pricing for the Reference U.S. Treasury Security as of 11:00 a.m., New York City time, on October 10, 2017 and a Payment Date (as defined below) on October 18, 2017. The actual Purchase Price (as defined below) payable pursuant to the Offer will be calculated and determined as set forth in the Offer to Purchase.

The Offer is being made pursuant to an Offer to Purchase and a Notice of Guaranteed Delivery, each dated today, which contains detailed information concerning the terms of the Offer. The Offer will expire at 5:00 p.m., New York City time, on October 17, 2017 unless extended or earlier terminated by SHUSA (the “Expiration Time”).

Tenders of Notes pursuant to the Offer may be validly withdrawn at any time before the earlier of (i) the Expiration Time and (ii) if the Offer is extended, the 10th business day after commencement of the Offer. Notes tendered pursuant to the Offer may also be validly withdrawn at any time after the 60th business day after commencement of the Offer if for any reason the Offer has not been consummated within 60 business days after commencement.

The “Purchase Price” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for the Notes (the “Fixed Spread”) specified in the table above plus the yield based on the bid-side price of the Reference U.S. Treasury Security specified in the table above at 11:00 a.m., New York City time, on October 17, 2017, unless extended or earlier terminated.

Payment for any Notes that are validly tendered and not validly withdrawn and accepted for purchase will be made promptly following the Expiration Time (such date, the “Payment Date”). We expect the Payment Date to occur on October 18, 2017, with respect to Notes accepted for purchase on or about the Expiration Time. We expect the payment for Notes delivered under the guaranteed delivery procedures to occur on October 20, 2017. Notes purchased pursuant to the Offer will be cancelled.

The Bank is making the Offer in order to retire all or a portion of the Notes prior to their maturity. The Bank will fund purchases of Notes pursuant to the Offer from available cash on hand.

The Offer is conditioned upon the satisfaction of certain customary conditions described in the Offer to Purchase. The Offer is not conditioned upon the tender of any minimum principal amount of Notes. Subject to applicable law, the Bank may, at its sole discretion, waive any condition applicable to the Offer and may extend the Offer. Under certain conditions and as more fully described in the Offer to Purchase, the Bank may terminate the Offer before the Expiration Time.

The Bank has appointed Barclays Capital Inc. to act as dealer manager for the Offer, and has retained D.F. King & Co., Inc. to serve as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at +1 212-269-5550 (banks and brokers) or +1 800-814-2879. Questions regarding the Offer may be directed to Barclays Capital Inc. at +1 800 438-3242 or collect at +1 212-528-7581.

Copies of the Offer to Purchase and related Notice of Guaranteed Delivery are available at the following web address: www.dfking.com/santander.

Neither the Offer to Purchase or the Notice of Guaranteed Delivery nor any related documents have been filed with the U.S. Securities and Exchange Commission, nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or the Notice of Guaranteed Delivery or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

This announcement is not an offer to purchase or a solicitation of an offer to purchase. The Offer is being made solely by the Bank pursuant to the Offer to Purchase and the Notice of Guaranteed Delivery. The Offer is not being made to, nor will the Bank accept tenders of Notes from, holders in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Santander Bank, N.A. is one of the country’s largest retail and commercial banks with more than $83 billion in assets. With its corporate offices in Boston, the Bank’s 9,500 employees, more than 650 branches, 2,100 ATMs and 2.1 million customers are principally located in Massachusetts, New Hampshire, Connecticut, Rhode Island, New York, New Jersey, Pennsylvania and Delaware. The Bank is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) – one of the most respected banking groups in the world with more than 125 million customers in the U.S., Europe, and Latin America. It is managed by Santander Holdings USA, Inc., Banco Santander’s intermediate holding company in the U.S. For more information on Santander Bank, please visit www.santanderbank.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, the Bank’s statements regarding the Offer. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K SHUSA files with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in SHUSA’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for the Bank to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in communication. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Bank or any other person that the Bank’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Bank’s forward-looking statements, and the Bank undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase and related Notice of Guaranteed Delivery. This announcement and the Offer to Purchase and related Notice of Guaranteed Delivery (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Offer. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of the Bank, SHUSA, the dealer manager, the tender and information agent, and any person who controls, or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Offer.

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FINANCIAL CONTACTS:

Andrew Withers

617.757.3524

awithers@santander.us

MEDIA CONTACTS:

Ann Davis

617.757.5891

ann.davis@santander.us

Nancy Orlando

617.757.5765

nancy.orlando@santander.us